                                POWER OF ATTORNEY

         We, the undersigned Officers, Directors or Trustees, as the case may be, of the following investment companies:

            American Century California Tax-Free and Municipal Funds
                    American Century Government Income Trust
                    American Century International Bond Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                   American Century Quantitative Equity Funds
                    American Century Target Maturities Trust
                  American Century Variable Portfolios II, Inc.
                           (collectively, the "Funds")

hereby constitute and appoint David C. Tucker, Charles A. Etherington, David H.
Reinmiller, Charles C.S. Park, Janet A. Nash, Brian L. Brogan and Otis H. Cowan,
each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on
Form N-1A, Form N-8A or any successor thereto, any and all subsequent
Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said
Registration Statements on Form N-1A or any successor thereto, any Registration
Statements on Form N-14, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Funds; and
(c) generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act
of 1940, and all related requirements of the Securities and Exchange Commission.
I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after September 12, 2002.

         WITNESS our hands on this twelfth day of September, 2002.

                               Signature and Title

/*/William M. Lyons                                     /*/Albert Eisenstat
William M. Lyons                                        Albert Eisenstat

/*/Robert T. Jackson                                    /*/Ronald J. Gilson
Robert T. Jackson                                       Ronald J. Gilson

/*/Maryanne Roepke                                      /*/Kathryn Hall
Maryanne Roepke                                         Kathryn Hall

/*/James E. Stowers III                                 /*/Myron S. Scholes
James E. Stowers III                                    Myron S. Scholes

                                                        /*/Kenneth E. Scott
                                                        Kenneth E. Scott

                                                        /*/Jeanne D. Wohlers
                                                        Jeanne D. Wohlers